A Generous Gift from a Shareholder at the Annual Meeting:

One Handcrafted Western-Style Buffalo Cushion

Dear Shareholder and/or Friend of Zion...

As you can read in the Press Release (see below) issued on Monday, June 22, 2009, Zion was recently awarded a petroleum exploration permit covering approximately 165,000 acres onshore Israel in the area that was formerly within Issachar’s and Zebulun’s ancient biblical tribal areas.

Zion's petroleum rights now extend from the Mediterranean at Caesarea, across the Carmel Mountains to Megiddo ('the mountain of Megiddo' in Hebrew is 'Har Megiddo' hence 'Armageddon') and through to the Jordan River immediately south of the Sea of Galilee. Our total petroleum exploration rights area is now approximately 327,000 acres.

It is surely appropriate to recall Deuteronomy 33:18,19 ...

'Of Zebulun he said: "Rejoice, O Zebulun, in your going forth and Issachar, in your tents.

They will call peoples to the mountain and there they will offer righteous sacrifice;

For they will draw out the abundance of the seas and the hidden treasures of the sand."

Drilling Operations on the Ma'anit-Rehoboth #2 Well

We are now drilling at approximately 15,750 feet and are about 60 to 70 feet from our intermediate logging and casing setting depth, on the way to our final target drilling depth on our well, at approximately 18,000 feet in the (deep) Permian geological layer.

Recently, we received an email from a shareholder who commented that he was disappointed that we have not released any information regarding whether we have had 'showings' of hydrocarbons or 'drilling breaks' during our current drilling. He asked: 'Why all the secrecy?'

It is correct that we have refrained from releasing 'raw data' (and will continue to do so) because we will not release information until it has been properly and professionally evaluated and confirmed.

When we drilled the Ma'anit #1 well, we posted daily drilling reports, but as our stock is now publicly traded, we cannot make such information available without proper review. This would be a daily burden on management time and add a large extra cost for external consulting and the required public filings.

In previous emails, we noted that the procedure is first to drill and then to 'appraise and evaluate' using electrical wireline well logs.

We plan to finish the intermediate drilling phase soon and then to log the well. We will be using some state-of-the-art Baker Atlas logging equipment, including some of the following:

Caliper Log, Compensated Neutron Log, Compensated Densilog, Gamma Ray Log, High Definition Induction Log, Formation Resistivity Imager (STAR), Circumferential Borehole Imaging Log (CIBL) and the Hexagonal Diplog.

To the ordinary person, it may read like scientific gobbledygook, but it will help us to determine an accurate evaluation of the well.

Thank you for your patience and you can be sure that when we do release information, it will be as correct as we can possibly make it.

Drilling Progress Report

Here is (weekly) Progress Report #7, for the week ended Thursday, June 25, 2009, from Zion's Chief Operating Officer and President, Glen Perry.

"This past week our drilling reached a depth of approximately 15,750 feet (4,800 meters).

As in previous weeks, the drilling is proceeding very well indeed and we are ahead of schedule. To date, our maximum drilling rate has been approximately 92 feet (28 meters) per hour and we have averaged 12 feet (3.7 meters) per hour.

The last 200 feet of this section is drilling very slowly in very hard dolomites, limestones and shales that will provide the 'casing seat' for the intermediate casing string that we will be placing in the well."

Rights Offering - Fully Subscribed

The rights offering terminated yesterday, Wednesday, June 24, 2009.

The preliminary outcome of Zion's rights offering, as of the close of business on June 24, 2009, indicated that (including over-subscription) the rights offering has been fully subscribed.  The total available subscription was 4.2 million shares  for gross proceeds of $21.0 million.

In fact, (including over-subscription) it seems that the rights offering has been slightly over-subscribed. Refunds for any unfilled over-subscriptions will be issued as soon as possible.

It may take a week or so to process the closing and issue instructions for the shares to be deposited.  Those receiving paper certificates will take an additional week or so to receive their certificates as they have to be printed by the transfer agent.

The Rights Offering has certainly been a great success. Thanks to our shareholders, we now have the money to continue with our exploration and drilling program.

Annual Meeting of Shareholders

Zion's Annual Meeting of Shareholders took place in Dallas on Tuesday, June 16, 2009.

Both the plain text and a video of (i) my report (the Chief Executive Officer's Report) and (ii) Glen Perry's report (the Chief Operating Officer's Report) have been posted on our website at the Investor Center page. To review, please click on: http://www.zionoil.com/investor-center

You can also review the results of the shareholder voting. Exactly as proposed, the nominated directors were elected and the authorized share capital was increased.

Thank you to everyone who voted; over 70% of stock entitled to vote was represented at the meeting (in person or by proxy) and all proposals passed with greater than 90% positive majority votes.

We are working on an 'Annual Meeting Highlights' video and will post it on the website as soon as possible.

RUSSELL Indexes select Zion Oil & Gas (ZN)

We have just heard that Zion has been chosen to join the Russell 3000 ® Index, a value weighted index that measures performance of the top 3,000 stocks of the investable U.S. equity market.

In June 2008, Zion was chosen to join the Russell Microcap® Index, so the news this week is a welcome indication that Zion is 'moving up'.

The final Russell Index membership lists will be published tomorrow, Friday, June 26, 2009.

Exult and shout for joy, O Zion dweller

for the Holy One of Israel is great in your midst.

Isaiah 12:6

Thank you for your continued support of Zion

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

ww.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, drilling efforts and potential results thereof and plans contingent thereon, are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

More information about Zion is available at
www.zionoil.com or by contacting Kim Kaylor at Zion Oil & Gas, Inc.,
6510 Abrams Rd., Suite 300, Dallas, TX 75231;
telephone 1-214-221-4610;

email: dallas@zionoil.com

Zion Oil & Gas Awarded 165,000 Acre Petroleum Exploration Permit Onshore Israel

Dallas, Texas and Caesarea, Israel - June 22, 2009: Zion Oil & Gas, Inc. (NYSE Amex: ZN) reported today that it has been notified by the Israeli Petroleum Commissioner’s office that the Company has been awarded a preliminary petroleum exploration permit with priority rights on approximately 165,000 acres onshore Israel. The permit area is adjacent to and to the east of Zion’s Asher-Menashe license area and is in the area that was formerly within Issachar’s and Zebulun’s ancient biblical tribal areas, consequently Zion has named the area the ‘Issachar-Zebulun Permit Area’.

The Issachar-Zebulun Permit extends Zion’s petroleum rights from the Mediterranean at Caesarea across the Carmel Mountains to Megiddo and through to the Jordan River immediately south of the Sea of Galilee. It increases Zion’s total petroleum exploration rights area to approximately 327,000 acres.

Zion has also been notified by the Israeli Petroleum Commissioner’s office that its transfer of a three percent (3%) overriding royalty interest from each of the Company’s Joseph and Asher-Menashe oil and gas licenses in Israel (six percent (6%) overriding interest in aggregate) to the (Swiss) Abraham Foundation and the (Israeli) Bnei Joseph Amuta (Foundation), has been approved by Israel’s Petroleum Commissioner. Currently Zion does not generate any revenues.

Lastly, the Israeli Petroleum Commissioner has granted Zion’s request for a six month extension on its drilling obligation on the Asher-Menashe license from July 1, 2009 to January 1, 2010 to allow Zion adequate time to finish drilling the Ma’anit-Rehoboth #2.

Zion’s Chief Executive Officer, Richard Rinberg, said today: “We are very pleased to have been awarded a new permit, to have the transfer of the royalty interests to the two charitable foundations confirmed and, as requested, to have been granted a six month extension on our drilling commitment for the Asher-Menashe license. We continue to implement our exploration and drilling program and build on our progress to date. The drilling operations on our Ma’anit-Rehoboth #2 well are proceeding as planned and are ahead of schedule. Our current rights offering will soon end successfully, so presently our funding is in good shape.”

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located on-shore between Haifa and Tel Aviv. It currently holds two petroleum exploration licenses, the Joseph and the Asher-Menashe Licenses, between Netanya, in the south, and Haifa, in the north, covering a total of approximately 162,000 acres and the Issachar-Zebulun Permit Area, adjacent to and to the east of Zion’s Asher-Menashe license area, covering approximately 165,000 acres. Zion’s total petroleum exploration rights area is approximately 327,000 acres.

FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding Zion’s planned operations, drilling efforts and potential results thereof and the rights offering, are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION ( 1-888-891-9466 ).

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
Ashley Chatman - tel: 214-221-4610
Email: dallas@zionoil.com [Missing Graphic Reference]